Exhibit 32.1

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350

Principal Executive Officer

To my knowledge: the quarterly report on Form 10-QSB for the period ended January 31, 2006, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

March 17, 2006

/s/ James E. Alexander
James E. Alexander, Chief Executive
Officer